                                                                    EXHIBIT 12.2

                          NABISCO GROUP HOLDINGS CORP.

     COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES/DEFICIENCY
       IN THE COVERAGE OF FIXED CHARGES BY EARNINGS BEFORE FIXED CHARGES

                             (DOLLARS IN MILLIONS)

                                                               THREE MONTHS
                                                                  ENDED
                                                              MARCH 31, 2000
                                                              --------------
Earnings before fixed charges:
  Income before income taxes................................       $ 97
  Less minority interest in pre-tax income..................         19
                                                                   ----
  Adjusted income before income taxes.......................         78
  Interest and debt expense.................................         72
  Interest portion of rental expense........................          8
                                                                   ----
Earnings before fixed charges...............................       $158
                                                                   ====
Fixed charges:
  Interest and debt expense.................................       $ 72
  Interest portion of rental expense........................          8
  Capitalized interest......................................          1
                                                                   ----
    Total fixed charges.....................................       $ 81
                                                                   ====
Ratio of earnings to fixed charges..........................       1.95
                                                                   ====